
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Select Futures Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                     169,363,685
<SECURITIES>                                         0
<RECEIVABLES>                                1,361,566<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             172,756,243<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               172,756,243<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            11,613,740<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,343,117
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,270,623
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,270,623
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,270,623
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $615,659 and due from
DWR of $745,907.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,030,992.
<F3>Liabilities include redemptions payable of $1,570,511, accrued brokerage commission of $763,838, accrued management fees of $429,593, accrued administrative expenses of $106,326 and accrued transaction fees and costs of $48,940.
<F4>Total revenues include realized trading revenue of $12,350,402, net change in unrealized of $(4,447,002) and interest income of $3,710,340.

